Exhibit 99.1

CONTACT:	John McNamara
Director - Investor Relations
StoneMor Partners L.P.
(215) 826-2945

STONEMOR PARTNERS L.P. COMPLETES REVIEW OF FINANCIAL

STATEMENTS AND FISCAL 2014 AND 2015 RESTATEMENT

REPORTS 2016 FOURTH QUARTER AND FULL YEAR FINANCIAL RESULTS

TREVOSE, PA – September 15, 2017 – StoneMor Partners L.P. (NYSE: STON) (“StoneMor” or the “Partnership”) today announced it has reported financial results for the 2016 fourth quarter and full year and filed its 2016 Annual Report on Form 10-K, which includes restatements of financial statements previously issued for fiscal years 2014 and 2015. The filing follows the completion of a review of certain historical transactions undertaken by the Partnership. Since StoneMor initiated its accounting review, the Partnership has appointed a new chief executive officer and chief financial officer, each of whom has extensive operational and financial experience. New management is committed to the remediation of material weaknesses that the Partnership has identified, as well as the continued improvement of internal control over financial reporting.

Paul Grady, StoneMor’s President and CEO commented, “We’re pleased to have completed the review of our prior financial statements and the results were largely in line with our expectations. With our 2016 Form 10-K now filed, we are focused on finalizing the financial statements for the first and second quarters of 2017 and the related Forms 10-Q, which we will file as soon as possible.”

Financial Highlights

	Three Months Ended December 31,		Years Ended December 31,
	2016	2015 (As Restated)*	2016	2015 (As Restated)*
	(in thousands, except per unit data)
Revenues	$88,307	$82,873	$326,230	$320,319
Net loss	$(5,997)	$(8,021)	$(30,483)	$(23,391)
Net cash provided by (used in) operating activities	$4,280	$(7,968)	$22,767	$4,062
Growth in accounts receivable	$2,968	$4,035	$12,135	$8,873
Growth in merchandise trust fund	$3,853	$18,929	$17,101	$44,640
Cash distributions	$11,887	$21,387	$69,665	$80,950
per unit	$0.33	$0.66	$1.98	$2.61

*Refer to Note 2 in Part II, Item 8 of the filed Form 10-K for the year ended December 31, 2016 for further detail regarding the restatement.

Mark Miller, StoneMor’s CFO commented, “As we have previously stated, during the normal review of financial results for the fiscal year ended December 31, 2016, management discovered that the Partnership had under-reported cemetery revenues and over-reported net deferred revenues in prior reporting periods. Specifically, we discovered errors in a number of data entries associated with the servicing of customer contracts. We immediately initiated a comprehensive analysis of more than one million customer obligations, spread out over a number of years. We regret the length of time required to complete this review, but a thorough review meant devoting the necessary time and resources to assure ourselves that the reports we ultimately file are accurate and complete.”

The primary impact of the restatements is seen in adjustments and changes in the timing of revenue recognition, a net decrease in deferred revenue and a net increase in partners’ capital. Total revenues for 2015 were restated to $320.3 million from $319.6 million as filed in 2015. Deferred revenues were restated to $791.5 million from $815.4 million as filed in 2015. Partner’s capital was restated to $204.7 million from $181.5 million as filed in 2015. Investors can find a complete description and quarterly impact of the restatements in Notes 2 and 20, respectively, in Part II, Item 8 of the 2016 Form 10-K filed today.

Continued Grady, “As previously noted, 2016 was a challenging year for StoneMor as the Partnership struggled to align costs and optimize the performance of its salesforce to better capture the market opportunity. Cash from operations improved in 2016 from 2015, largely through a combination of cost cuts and more effective management of the working capital associated with the trust funds. While a positive, there is more to be done. New management is comprehensively analyzing the business in order to implement the best strategies to successfully grow the Partnership and provide economic value to our unitholders. Rebuilding and upgrading our salesforce is a top priority, as is improving cash from operations, establishing strong financial and operating controls, and managing the strategic growth of the business.

“As we work to complete our first and second quarter 2017 financial statements,” Grady added, “the Board of Directors and management are reviewing preliminary data from the second quarter, as we stated we would, prior to making a determination regarding our unitholder distribution. We are working to strike the correct balance between distributions, leverage and cash flow. Our goal is to create a capital structure which aligns with our business plan going forward. We look forward to discussing this and other matters in more detail on our next investor call.”

Other Business Matters

The Partnership noted today that it anticipates that future press releases discussing financial results will include substantially fewer non-GAAP financial measures, and where they do occur will continue to be reconciled to GAAP measures. This decision was made by new management in light of the guidance issued by the Securities and Exchange Commission (the “SEC”) in May 2016 regarding the use of non-GAAP financial measures.

StoneMor also disclosed in its 2016 Form 10-K that it has received two subpoenas from the SEC in connection with fact-finding as to whether violations of federal securities laws have occurred. The subpoenas themselves state that the fact-finding should not be construed as an indication that any violations of law have occurred. The first SEC subpoena sought information relating to, among other items, the Partnership’s prior restatements, financial statements, internal control over financial reporting, public disclosures, use of non-GAAP financial measures and matters pertaining to unitholder distributions and the sources of funds therefor, while the second, more limited subpoena requested information relating to protection of the Partnership’s confidential information and the Partnership’s policies regarding insider trading. StoneMor is cooperating fully with the SEC staff.

The Partnership reiterated that it expects to issue preliminary financial information for the 2017 second quarter as soon as practical, and will host an investor conference call in conjunction with the release of that preliminary information.

*    *    *

About StoneMor Partners L.P.

StoneMor Partners L.P., headquartered in Trevose, Pennsylvania, is an owner and operator of cemeteries and funeral homes in the United States, with 316 cemeteries in 27 states and Puerto Rico and 98 funeral homes in 18 states and Puerto Rico.

StoneMor is the only publicly traded death care company structured as a partnership. StoneMor’s cemetery products and services, which are sold on both a pre-need (before death) and at-need (at death) basis, include: burial lots, lawn and mausoleum crypts, burial vaults, caskets, memorials, and all services which provide for the installation of this merchandise. For additional information about StoneMor Partners L.P., please visit StoneMor’s website, and the investors section, at http://www.stonemor.com.

Cautionary Note Regarding Forward-Looking Statements

Certain statements contained in this press release, including, but not limited to, information regarding the expected timing of filings, the status and progress of StoneMor’s operating activities, the plans and objectives of StoneMor’s management regarding operating activities and continuing remediation of material weaknesses in internal control over financial reporting, the future use of non-GAAP financial measures, the timing of its next investor call and the information to be discussed thereon and the timing of the determination of the second quarter unitholder distribution are forward-looking statements. Generally, the words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend (including, but not limited to StoneMor’s intent to maintain or increase its distributions),” “project,” “expect,” “predict” and similar expressions identify these forward-looking statements. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Forward-looking statements are based on management’s current expectations and estimates. These statements are neither promises nor guarantees and are made subject to certain risks and uncertainties that could cause actual results to differ materially from the results stated or implied in this press release. StoneMor’s major risks are related to uncertainties associated with the cash flow from pre-need and at-need sales, trusts and financings, which may impact StoneMor’s ability to meet its financial projections, service its debt, pay distributions, and increase its distributions, as well as with StoneMor’s ability to maintain an effective system of internal control over financial reporting and disclosure controls and procedures.

StoneMor’s additional risks and uncertainties include, but are not limited to, risks and uncertainties related to the following: the consequences of the Partnership’s delinquent filing of its Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2017 and June 30, 2017 (the “Form 10-Q Reports”), including that the U.S. Securities and Exchange Commission could institute an administrative proceeding seeking the revocation of the registration of the Partnership’s common units under the Exchange Act, and that the Partnership remains delinquent in its required filings with the New York Stock Exchange (“NYSE”) and could ultimately face the possible delisting of its common units from the NYSE; the potential for defaults under the Partnership’s amended credit facility if the Form 10-Q Reports are not filed within specified periods or the indenture governing its senior notes if the Partnership fails to file them within 120 days after notice from the trustee under the indenture; the Partnership’s ability to obtain relief from its creditors if it cannot file the Form 10-Q Reports within the periods prescribed by the Partnership’s amended credit facility or the indenture governing its senior notes, the terms on which such relief might be granted and any restrictions that might be imposed in connection with any relief that might be obtained; uncertainties associated with future revenue and revenue growth; uncertainties associated with the integration or anticipated benefits of recent acquisitions or any future acquisitions; StoneMor’s ability to complete and fund additional acquisitions; the effect of economic downturns; the impact of StoneMor’s significant leverage on its operating plans; the decline in the fair value of certain equity and debt securities held in StoneMor’s trusts; StoneMor’s ability to attract, train and retain an adequate number of sales people; uncertainties associated with the volume and timing of pre-need sales of cemetery services and products; increased use of cremation; changes in the death rate; changes in the political or regulatory environments, including potential changes in tax accounting and trusting policies; StoneMor’s ability to successfully implement a strategic plan relating to achieving operating improvements, including improving sales productivity and reversing negative trends in costs of goods sold, certain expenses, cemetery billings and investment income from trusts, strong cash flows, further deleveraging and liquidity enhancement; StoneMor’s ability to successfully compete in the cemetery and funeral home industry; litigation or legal proceedings that could expose StoneMor to significant liabilities and damage StoneMor’s reputation, including but not limited to litigation and governmental investigations or proceedings arising out of or related to accounting and financial reporting matters; the effects of cyber security attacks due to StoneMor’s significant reliance on information technology; uncertainties relating to the financial condition of third-party insurance companies that fund StoneMor’s pre-need funeral contracts; and various other uncertainties associated with the death care industry and StoneMor’s operations in particular.

When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements set forth in StoneMor’s Annual Report on Form 10-K and the other reports that StoneMor files with the Securities and Exchange Commission, from time to time. Except as required under applicable law, StoneMor assumes no obligation to update or revise any forward-looking statements made herein or any other forward-looking statements made by it, whether as a result of new information, future events or otherwise.

STONEMOR PARTNERS L.P.

CONSOLIDATED BALANCE SHEETS

(in thousands)

	December 31,
	2016	2015
		(As restated)*
Assets
Current assets:
Cash and cash equivalents	$12,570	$15,153
Accounts receivable, net of allowance	77,253	68,415
Prepaid expenses	5,532	5,367
Other current assets	23,466	20,799

Total current assets	118,821	109,734

Long-term accounts receivable, net of allowance	98,886	95,167
Cemetery property	337,315	334,457
Property and equipment, net of accumulated depreciation	118,281	116,127
Merchandise trusts, restricted, at fair value	507,079	472,368
Perpetual care trusts, restricted, at fair value	333,780	307,804
Deferred selling and obtaining costs	116,890	106,124
Deferred tax assets	64	61
Goodwill	70,436	69,851
Intangible assets	65,438	67,209
Other assets	20,023	20,618

Total assets	$1,787,013	$1,699,520

Liabilities and Partners’ Capital
Current liabilities:
Accounts payable and accrued liabilities	$35,547	$28,547
Accrued interest	1,571	1,503
Current portion, long-term debt	1,775	2,440

Total current liabilities	38,893	32,490

Long-term debt, net of deferred financing costs	300,351	316,399
Deferred revenues	866,633	791,450
Deferred tax liabilities	20,058	18,999
Perpetual care trust corpus	333,780	307,804
Other long-term liabilities	36,944	27,667

Total liabilities	1,596,659	1,494,809

Commitments and contingencies
Partners’ capital (deficit):
General partner interest	(1,914)	480
Common limited partners’ interest	192,268	204,231

Total partners’ capital	190,354	204,711

Total liabilities and partners’ capital	$1,787,013	$1,699,520

*Refer to Note 2 in Part II, Item 8 of the filed Form 10-K for the year ended December 31, 2016 for further detail regarding the restatement.

See accompanying notes to the Consolidated Financial Statements in the Annual Report on Form 10-K for the year ended December 31, 2016 filed on September 15, 2017.

STONEMOR PARTNERS L.P.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per unit data)

	Years Ended December 31,
	2016	2015
		(As restated)*
Revenues:
Cemetery:
Merchandise	$150,439	$143,543
Services	57,781	59,935
Investment and other	57,506	58,769
Funeral home:
Merchandise	27,625	27,024
Services	32,879	31,048

Total revenues	326,230	320,319

Costs and Expenses:
Cost of goods sold	45,577	50,870
Cemetery expense	72,736	71,296
Selling expense	67,267	59,569
General and administrative expense	37,749	37,451
Corporate overhead	39,618	38,609
Depreciation and amortization	12,899	12,803
Funeral home expenses:
Merchandise	8,193	6,928
Services	24,772	22,969
Other	20,305	17,806

Total costs and expenses	329,116	318,301

Gain on acquisitions and divestitures	2,614	1,540
Legal settlement	—	(3,135)
Loss on early extinguishment of debt	(1,234)	—
Other losses, net	(2,900)	(296)
Interest expense	(24,488)	(22,585)

Loss from continuing operations before income taxes	(28,894)	(22,458)
Income tax benefit (expense)	(1,589)	(933)

Net loss	$(30,483)	$(23,391)

General partner’s interest	$2,016	$3,607

Limited partners’ interest	$(32,499)	$(26,998)

Net loss per limited partner unit (basic and diluted)	$(0.94)	$(0.89)

Weighted average number of limited partners’ units outstanding (basic and diluted)	34,602	30,472

*Refer to Note 2 in Part II, Item 8 of the filed Form 10-K for the year ended December 31, 2016 for further detail regarding the restatement.

See accompanying notes to the Consolidated Financial Statements in the Annual Report on Form 10-K for the year ended December 31, 2016 filed on September 15, 2017.

STONEMOR PARTNERS L.P.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Years Ended December 31,
	2016	2015
		(As restated)*
Cash Flows From Operating Activities:
Net loss	$(30,483)	$(23,391)
Adjustments to reconcile net loss to net cash provided by operating activities:
Cost of lots sold	9,581	13,103
Depreciation and amortization	12,899	12,803
Provision for cancellations	10,681	9,430
Non-cash compensation expense	1,147	1,516
Non-cash interest expense	4,430	2,949
Gain on acquisitions and divestitures	(2,614)	(1,540)
Loss on early extinguishment of debt	1,234	—
Other losses, net	1,947	296
Changes in assets and liabilities:
Accounts receivable, net of allowance	(22,816)	(18,303)
Merchandise trust fund	(17,101)	(44,640)
Other assets	(562)	(4,216)
Deferred selling and obtaining costs	(10,775)	(13,052)
Deferred revenues	54,135	66,673
Deferred taxes, net	743	(18)
Payables and other liabilities	10,321	2,452

Net cash provided by operating activities	22,767	4,062

Cash Flows From Investing Activities:
Cash paid for capital expenditures	(11,382)	(15,339)
Cash paid for acquisitions	(10,550)	(18,800)
Consideration for lease and management agreements	—	—
Proceeds from asset sales	2,803	—

Net cash used in investing activities	(19,129)	(34,139)

Cash Flows From Financing Activities:
Cash distributions	(79,164)	(77,512)
Proceeds from borrowings	229,595	148,295
Repayments of debt	(243,984)	(111,034)
Proceeds from issuance of common units, net of costs	94,314	75,156
Cost of financing activities	(6,982)	(76)

Net cash provided by (used in) financing activities	(6,221)	34,829

Net increase (decrease) in cash and cash equivalents	(2,583)	4,752
Cash and cash equivalents - Beginning of period	15,153	10,401

Cash and cash equivalents - End of period	$12,570	$15,153

Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$20,124	$19,352
Cash paid during the period for income taxes	$2,875	$4,294

Non-cash investing and financing activities:
Acquisition of assets by financing	$3,829	$874
Acquisition of assets by assumption of directly related liability	$—	$876

*Refer to Note 2 in Part II, Item 8 of the filed Form 10-K for the year ended December 31, 2016 for further detail regarding the restatement.

See accompanying notes to the Consolidated Financial Statements in the Annual Report on Form 10-K for the year ended December 31, 2016 filed on September 15, 2017.